US HEALTHDATA INTERCHANGE, INC.

                                 BALANCE SHEETS
                                   (unaudited)

                                                          SEPTEMBER 30,
                                                               1997
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ASSETS
Current assets
     Receivables, principally trade, net of allowance
       for possible losses of $89,800                    $   364,200
     Other receivable                                        295,200
     Other current assets                                     15,000
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Total current assets                                         674,400

Property, plant and equipment                              3,447,100
     Less allowance for depreciation and amortization      1,010,100
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Net Property, plant and equipment                          2,437,000
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Total assets                                             $ 3,111,400
===============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
     Accounts payable                                    $    28,800
     Other accrued liabilities                               315,985
     Salaries, wages and employee benefits                    18,500
     Other accrued taxes                                      18,500
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Total current liabilities                                    381,785

STOCKHOLDER'S EQUITY
     Common stock $.01 par value, authorized and
        issued 1,000 shares                                         -
     Capital in excess of par value                        13,065,815
     Retained (deficit)                                   (10,336,200)
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Total stockholder's equity                                  2,729,615
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Total liabilities and stockholder's equity               $  3,111,400
===============================================================================
Amounts have been rounded to nearest $100.


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                        US HEALTHDATA INTERCHANGE, INC.

                            STATEMENTS OF OPERATIONS
                                   (unaudited)

                                               FOR THE SIX MONTHS SEPTEMBER 30,
                                                    1997                 1996
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Revenues                                        $   914,100         $   582,100
Operating costs
     Cost of goods sold                             184,100              43,700
     Selling, general and administrative          1,241,800           2,089,300
     Depreciation and amortization                  367,000             273,000
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Operating loss                                  $  (878,800)        $(1,823,900)

Income tax provision (benefit)                            -                   -
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Net loss                                        $  (878,800)        $(1,823,900)
================================================================================
Amounts have been rounded to nearest $100.